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Pricing Supplement dated March 10, 1999                           Rule 424(b)(3)
(To Prospectus dated February 11, 1998 and                    File No. 333-45105
Prospectus Supplement dated September 10, 1998)

UNION TANK CAR COMPANY
MEDIUM-TERM NOTES, SERIES C - FIXED RATE

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Trade Date: March 10, 1999                  Original Issue Date:  March 15, 1999
Principal Amount:  $15,000,000              Net Proceeds to Issuer: $14,910,000
Currency: U.S. $                            Minimum Denomination: $1,000
Issue Price: 99.400%
Selling Agent's Commission: N/A
Interest Rate: 6.35%
Interest Payment Date(s): March 1 and September 1, commencing September 1,
1999
Maturity Date: March 17, 2008

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Form:          X    Book-Entry
              ---
                    Certificated
              ---

Redemption:    X    The Notes cannot be redeemed prior to maturity
              ---

              ---   The Notes may be redeemed prior to maturity

     Initial Redemption Date:  N/A
     Initial Redemption Price: N/A
     Annual Redemption Price Reduction: N/A

Repayment:     X    The Notes cannot be repaid prior to maturity
              ---

                    The Notes can be repaid prior to maturity at the option of
              ---   the holder

     Repayment Price: N/A
     Repayment Date:  N/A

Discount Note:           Yes
                   ---
                    X    No
                   ---

     Total Amount of OID: N/A
     Original Yield to Maturity:  N/A
     Initial Accrual Period OID:  N/A
     Method Used to Determine Yield for Initial Accrual Period:
          Approximate               Exact
      ---                       ---

Capacity:     Agent   X  Principal
          ---        ---

If as principal:      X  The Registered Notes are being offered at varying
                     --- prices related to prevailing market prices at the time of resale.

                         The Registered Notes are being offered at a fixed
                     --- initial public offering price ___% of Principal
                         Amount.
                         The Registered Notes are being reoffered to dealers with a reallowance not to exceed ___% of the Commission or Fee.


                              MORGAN STANLEY DEAN WITTER